Exhibit 4.23

BEAZER HOMES USA, INC. AND THE SUBSIDIARY GUARANTORS SIGNATORY HERETO

First Supplemental Indenture
Dated as of October 27, 2010

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of October 27, 2010, by and among BEAZER HOMES USA, INC., a corporation duly incorporated and existing under the laws of the State of Delaware (the “Company”), having its principal office at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, the Subsidiary Guarantors signatory hereto, each having its principal office at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, having an office at 1349 West Peachtree Street NW, Suite 1050, Atlanta, Georgia 30309, as Trustee (the “Trustee”), under the Indenture, dated as of September 11, 2009 (the “Original Indenture”), which Original Indenture was executed and delivered by the Company to the Trustee to secure the payment of senior debt securities issued or to be issued under and in accordance with the provisions of the Original Indenture, reference to which Original Indenture is hereby made, this instrument (hereinafter called the “First Supplemental Indenture”) being supplemental thereto;
RECITALS
          WHEREAS, the Company, the Trustee, Wilmington Trust FSB, as Notes Collateral Agent, and the Subsidiary Guarantors party hereto are parties to the Original Indenture (the Original Indenture, together with this First Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of its 12% Senior Secured Notes due 2017 (in the Original Indenture and herein called the “Notes”);
          WHEREAS, Section 8.01 of the Original Indenture provides that the Indenture may be amended by the Company, the Subsidiary Guarantors and the Trustee (without notice to or consent of any Holder of Notes) for certain specified matters, including to cure any ambiguity, defect or inconsistency in the Indenture and to make any change that does not adversely affect the legal rights of any Holder under the Indenture;
          WHEREAS, the amendments to be effected by this First Supplemental Indenture are intended to cure a defect in the Indenture and would not adversely affect the legal rights of any Holder under the Indenture;
          WHEREAS, the amendments are made without in any way affecting the interpretation or application of any provision of the Indenture for any reason other than the matter specifically addressed herein;
          WHEREAS, pursuant to Sections 8.06, 13.04 and 13.05 of the Original Indenture, there has been delivered to the Trustee on the date hereof an Officers’ Certificate and an Opinion of Counsel certifying, among other things, that this First Supplemental Indenture is authorized or permitted by the Indenture.
          NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:
          Section 1. Definitions. Capitalized terms used but not defined in this First Supplemental Indenture shall have the specified meanings set forth in the Original Indenture.

          Section 2. Amendment to the Indenture.
          (a) The amendment set forth below will become effective upon the execution and delivery of this First Supplemental Indenture by the Company, the Trustee and the Subsidiary Guarantors signatory hereto.
          (b) The definition of “Permitted Liens” in the Indenture is hereby amended by replacing the proviso at the end of clause (xi) thereof with the following:
“provided that, in the case of Liens incurred pursuant to clause (b) and (c) (other than in the case of Junior Lien Obligations) that are on Collateral, the holders of such secured Obligations (or a representative thereof) become party to the Intercreditor Agreement;
          Section 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.
          Section 4. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the state of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
          Section 5. Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. The recitals contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.
          Section 6. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          Section 7. Effect of Headings. The section headings herein are for convenience only and shall not effect the construction thereof.
          Section 8. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
          Section 9. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

BEAZER HOMES USA, INC.
By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

SUBSIDIARY GUARANTORS:

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER GENERAL SERVICES, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER REALTY LOS ANGELES, INC.
BEAZER REALTY SACRAMENTO, INC.
BEAZER/SQUIRES REALTY, INC.
HOMEBUILDERS TITLE SERVICES OF
VIRGINIA, INC.
HOMEBUILDERS TITLE SERVICES, INC.

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

BEAZER MORTGAGE CORPORATION
By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	President

[Signature Page — Supplemental Indenture to Indenture, dated as of April 17, 2002]

BEAZER HOMES INDIANA LLP
By:	BEAZER HOMES INVESTMENTS, LLC, its Managing Partner

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

ARDEN PARK VENTURES, LLC BEAZER CLARKSBURG, LLC BEAZER COMMERCIAL HOLDINGS, LLC DOVE BARRINGTON DEVELOPMENT LLC BEAZER HOMES INVESTMENTS, LLC BEAZER HOMES MICHIGAN, LLC ELYSIAN HEIGHTS POTOMIA, LLC
By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[Signature Page — First Supplemental Indenture to Indenture, dated as of September 11, 2009]

BEAZER HOMES TEXAS, L.P.
By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

BEAZER REALTY SERVICES, LLC
By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

BEAZER SPE, LLC
By:	BEAZER HOMES HOLDINGS CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[Signature Page — First Supplemental Indenture to Indenture, dated as of September 11, 2009]

BH BUILDING PRODUCTS, LP
By:	BH PROCUREMENT SERVICES, LLC, its General Partner

By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

BH PROCUREMENT SERVICES, LLC
By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[Signature Page — First Supplemental Indenture to Indenture, dated as of September 11, 2009]

PARAGON TITLE, LLC
By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member and Manager

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

TRINITY HOMES, LLC
By:	BEAZER HOMES INVESTMENTS, LLC, its Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[Signature Page — First Supplemental Indenture to Indenture, dated as of September 11, 2009]

CLARKSBURG ARORA LLC
By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

CLARKSBURG SKYLARK, LLC
By:	CLARKSBURG ARORA LLC, its Sole Member

By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[Signature Page — First Supplemental Indenture to Indenture, dated as of September 11, 2009]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ William Bryan Echols
	Name:	William Bryan Echols
	Title:	Vice President

[Signature Page — First Supplemental Indenture to Indenture, dated as of September 11, 2009]